UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2008
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation)	000-27377 (Commission File Number)	66-0573197 (IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico (Address of principal executive offices)		00680 (Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 2.02.	Results of Operations and Financial Condition.
On February 5, 2008, W Holding Company, Inc. (“W Holding” or the “Company”), the financial holding company of Westernbank Puerto Rico (“Westernbank”) issued a press release in which it provided an update in light of the Company’s delay in filing its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007 and the results to date of the Audit Committee’s review of the asset-based lending division and related issues. A copy of the press release relating to such update, dated February 5, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.
On February 5, 2008, the Company concluded and the Audit Committee of the Board of Directors (the “Audit Committee”) approved, that the financial statements of the Company for the year ended December 31, 2006 and for the quarters ended September 30, 2006 and March 31, 2007, will need to be restated for the correction of an error to recognize the impact of adjustments resulting from the $105 million aggregate Inyx loan impairment over such periods. The total amount of these adjustments, which includes, but is not limited to the allocation of the Inyx loan impairment over such periods, as well as the impact on income taxes, interest income and loan fees and the general component of the allowance for loan losses, is still being calculated.
The Company further concluded, and the Audit Committee approved, that (i) the previously filed annual consolidated financial statements of the Company for the year ended December 31, 2006 included in the Company’s annual report on Form 10-K for the year ended December 31, 2006; (ii) the related reports of its independent registered public accountant; and (iii) the interim condensed consolidated financial statements for the quarters ended September 30, 2006 and March 31, 2007 included in the Company’s quarterly reports on Forms 10-Q, should no longer be relied upon.
As previously reported on the Company’s Current Report on Form 8-K filed on June 25, 2007, the Company’s Audit Committee reviewed the circumstances of the Inyx loan impairment and engaged outside advisors to review the Inyx loan, the Bank’s asset-based lending division loan portfolio, and the system of internal control at the division. The Audit Committee’s review is substantially complete. It has been determined that certain adjustments resulting from the Inyx loan impairment are to be reflected in prior periods as discussed above. The final amount and timing for such adjustments are still being determined.

The Company also has concluded that there were certain matters in the Company’s internal controls requiring corrective action which, individually or in combination, would be considered material weaknesses in the Company’s system of internal control. The Company’s review of internal controls is ongoing.
The Company’s management and the Audit Committee have discussed these matters with Deloitte & Touche LLP, the Company’s independent registered public accountant.
The Company is unable at this time to estimate when it will complete the restatements and file amended Forms 10-Q and 10-K.
A copy of the press release relating to such conclusions, dated February 5, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 5, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Jose Armando Ramirez
	Name:	Jose Armando Ramirez
	Title:	Chief Financial Officer

Date: February 6, 2008

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 5, 2008